As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXLSERVICE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-0572194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

320 Park Avenue, 29th Floor

New York, New York 10022

(212) 277-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ajay Ayyappan, Esq.

Senior Vice President, General Counsel and Corporate Secretary

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

(212) 277-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rakesh Gopalan, Esq.

Stephen Older, Esq.

McGuireWoods LLP

201 N. Tryon St., Suite 3000

Charlotte, NC 28202

(704) 343-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

PROSPECTUS

310,394 Shares of Common Stock

On August 27, 2021, ExlService Holdings, Inc. (“we,” “us,” or “our”) entered into a Payoff and Termination Agreement (the “Payoff and Termination Agreement”) with Orogen Echo LLC (“Orogen” or the “selling securityholder”), an affiliate of The Orogen Group, pursuant to which we agreed to (i) a negotiated private exchange and prepayment of the Company’s $150,000,000 aggregate principal amount of 3.50% Convertible Senior Notes due October 1, 2024 (the “Notes”) and (ii) except as set forth in the Payoff and Termination Agreement, terminate the Investment Agreement, dated as of October 1, 2018, between the Company and Orogen related to the initial issuance of the Notes and other matters set forth therein. In accordance with the terms of the Payoff and Termination Agreement, we settled our outstanding obligations under the Notes by making a cash payment plus an issuance directly to Orogen of 310,394 shares of our common stock, par value $0.001 per share (“common stock”).

This prospectus relates to the resale by the selling securityholder from time to time, and in any manner described under “Plan of Distribution” in this prospectus, of up to an aggregate of 310,394 shares of our common stock. We are registering the sale of these shares on behalf of the selling securityholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling securityholder.

The selling securityholder may sell such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholder uses underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholder of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and trades under the symbol “EXLS”. On February 22, 2022, the closing sale price of our common stock on NASDAQ was $113.50 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 3 of this prospectus, in any applicable prospectus supplement relating to a specific offering of securities, in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) and in any other documents we file with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling securityholder identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.

Neither we nor the selling securityholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the selling securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any such prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or of any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since that date.

It is important for you to read and consider all information contained in this prospectus, any applicable prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. Unless the context indicates otherwise, the terms “EXL,” “Company,” “we,” “us,” and “our” refer to ExlService Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Many of the following risks, uncertainties and other factors identified below have been, and will be, amplified by COVID-19. These factors include but are not limited to:

•

the impact of COVID-19 and related response measures on our business, results of operations and financial condition, including the impact of governmental lockdowns and other restrictions on our operations and processes and those of our clients and suppliers;

•	our dependence on a limited number of clients in a limited number of industries and our ability to withstand the loss of a significant client;

•	negative public reaction in the U.S. or elsewhere to offshore outsourcing;

•	fluctuations in our earnings;

ii

•	our ability to attract and retain clients including in a timely manner;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to accurately estimate and/or manage the costs;

•	restrictions on immigration;

•	our ability to hire and retain enough sufficiently trained employees to support our operations;

•	our ability to grow our business or effectively manage growth and international operations;

•	any changes in the senior management team;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics;

•	our ability to realize the entire book value of goodwill and other intangible assets from acquisitions;

•	our ability to make accurate estimates and assumptions in connection with the preparation of our consolidated financial statements;

•	failure to protect our intellectual property;

•	regulatory, legislative and judicial developments, including changes to or the withdrawal of governmental fiscal incentives;

•	changes in tax laws or decisions regarding repatriation of funds held abroad;

•	ability to service debt or obtain additional financing on favorable terms;

•	credit risk fluctuations in the market values of our investment and derivatives portfolios;

•	legal liability arising out of customer contracts;

•	technological innovation;

•	our ability to meet our environmental, social and governance-related goals and targets;

•	effects of political and economic conditions globally, particularly in the geographies where we operate;

•	operational and information security failures arising as a result of remote work solutions adopted due to COVID-19;

•	cyber security incidents, data breaches, or other unauthorized disclosure of sensitive or confidential client and employee data; and

•	adverse outcome of our disputes with the tax authorities in the geographies where we operate.

These and other factors are more fully discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”). These and other risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

The forward-looking statements made by us in this prospectus, or elsewhere, speak only as of the date on which they were made. New risks and uncertainties come up from time to time, and it is impossible for us to predict those events or how they may affect us. We have no obligation to update any forward-looking statements in this prospectus after the date of this prospectus, except as required by federal securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risk factors beginning on page 3 and the documents incorporated by reference into this prospectus.

The Company

We are a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 37,400 strong, with more than 50 offices spanning six continents.

We deliver data analytics and digital operations and solutions to our clients, driving enterprise-scale business transformation initiatives that leverage our deep expertise in advanced analytics, AI, ML and cloud. Data, analytics, and digital have become core to virtually every significant move a business makes to serve customers, optimize business processes, stay competitive and grow. Our vision of being an indispensable partner for data-led businesses is a reflection of where the data and technology-led transformation of our clients’ businesses is trending across industry sectors, and we are evolving our offerings to drive business outcomes through advanced analytics and AI-powered solutions on the cloud. Our data-led value creation framework enables better and faster decision making, leveraging our end-to-end data and analytics capabilities to drive improved business outcomes, and re-designing of operating models to integrate advanced technology into operational workflows. We embed digital operations and solutions into clients’ businesses and introduce our data led approach to transform operations with every new engagement.

Our principal executive offices are located at 320 Park Avenue, 29th Floor, New York, New York 10022. Our telephone number is (212) 277-7100. Our website address is www.exlservice.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus or any other report we file with or furnish to the SEC.

Orogen Transaction

On August 27, 2021, we entered into a Payoff and Termination Agreement (the “Payoff and Termination Agreement”) with Orogen Echo LLC, an affiliate of The Orogen Group, pursuant to which we agreed to (i) a negotiated private exchange and prepayment of the Company’s $150,000,000 aggregate principal amount of 3.50% Convertible Senior Notes due October 1, 2024 (the “Notes”) and (ii) except as set forth in the Payoff and Termination Agreement, terminate the Investment Agreement, dated as of October 1, 2018, between the Company and Orogen (the “Investment Agreement”) related to the initial issuance of the Notes and other matters set forth therein.

In accordance with the terms of the Payoff and Termination Agreement, we settled our outstanding obligations under the Notes by making a cash payment to Orogen of $200 million, plus accrued and unpaid interest under the Notes through, and including, August 26, 2021, and by issuing directly to Orogen 310,394 shares of our common stock. In addition, subject to certain exceptions, Orogen agreed to a 90-day lock-up with respect to the transferability of shares of our common stock issued pursuant to the Payoff and Termination Agreement.

The Offering

The selling securityholder named in this prospectus may offer and sell up to an aggregate of 310,394 shares of our common stock. Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “EXLS.” We will not receive any of the proceeds of sales by the selling stockholders of any of the shares covered by this prospectus. When we refer to the “selling securityholder” in this prospectus, we are referring to the holder of the foregoing securities, and its transferees, pledgees or donees, or its respective successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Selling Securityholder	Orogen Echo LLC

Common stock offered by the selling stockholders herein:	310,394 shares

Common stock outstanding:	33,205,469 shares as of February 22, 2022

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling securityholder.

The Offering Price:	The selling securityholder may sell all or a portion of their shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices

The Nasdaq Global Select Market Symbol:	EXLS

Risk Factors:	An investment in our company involves risks. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

See “Description of Capital Stock” below for a more detailed summary of the terms of our common stock.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described below, as well as the risk factors in the 2021 Form 10-K, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934 (the “Exchange Act”), as well as any applicable prospectus supplement. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 15 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to Our Common Stock

Our stock price continues to be volatile.

Our stock has at times experienced substantial price volatility as a result of, among other reasons, variations between our actual and anticipated financial results, announcements by us and our competitors, terrorist attacks, natural disasters, epidemics or pandemics, or other such events impacting countries where we or our clients have operations, loss of one or more significant clients, announcements of technological developments, projections or speculation about our business or that of our competitors by the media or investment analysts or uncertainty about current global economic conditions. The stock market, as a whole, experiences extreme price and volume fluctuations that affect the market price of many companies, including technology companies, in ways that may have been unrelated to these companies’ operating performance. Where the global stock markets have experienced, and may continue to experience, significant decline from COVID-19, could result in a material adverse effect on our stock price. Furthermore, we believe our stock price should reflect future growth and profitability expectations and, if we fail to meet these expectations, this may have a materially adverse effect on the trading price of our common stock.

Delaware law and our amended and restated certificate of incorporation (as amended) and by-laws contain certain anti-takeover provisions that could delay or discourage business combinations and takeover attempts that stockholders may consider favorable.

Our amended and restated certificate of incorporation and by-laws contain provisions that may make it more difficult, expensive or otherwise discourage a tender offer or a change in control or takeover attempt by a third-party that is opposed by our board of directors. These provisions include provisions permitting the board of directors to fill vacancies created by its expansion, provisions permitting the removal of directors only for cause and with the vote of holders of two thirds of our common stock, provisions requiring the vote of holders of two thirds of our common stock for certain amendments to our organizational documents, provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called or from taking action by written consent and provisions that set forth advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders. These provisions may have the effect of delaying or preventing a change of control or changes in management that stockholders consider favorable. Additionally, because we are incorporated in Delaware, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 may prohibit large stockholders, in particular those owning 15.0% or more of our outstanding voting stock, from merging or combining with us. These provisions of our amended and restated certificate of incorporation, by-laws and Delaware law could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our common stock in the future which could reduce the market price of our stock.

We do not intend to pay dividends in the foreseeable future, and, because we are also a holding company, we may be unable to pay dividends.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent on then-existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, including restrictions under our credit agreement, business prospects and other factors that our board of directors considers relevant.

Furthermore, because we are also a holding company, any dividend payments would also depend on the cash flow from our subsidiaries. Accordingly, under certain circumstances, we may not be able to pay dividends even if our board of directors would otherwise deem it appropriate.

USE OF PROCEEDS

The selling securityholder will receive all of the proceeds from its sale from time to time of common stock under this prospectus and any accompanying prospectus supplement of the common stock. We will not receive any proceeds from these sales.

SELLING SECURITYHOLDER

On August 27, 2021, we entered into the Payoff and Termination Agreement pursuant to which the shares of common stock to be sold under this prospectus relates. We have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) the registration statement of which this prospectus forms a part pursuant to the Investment Agreement. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of such time as all registrable securities (a) have been sold in accordance with the plan of distribution disclosed in this prospectus and (b) otherwise cease to be deemed “registrable securities” (as defined in the Investment Agreement).

For purposes of this prospectus, “selling securityholder” includes Orogen and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholder’s interests. Our registration of the shares of our common stock does not necessarily mean that the selling securityholder will sell all or any of such common stock. Information about the selling securityholder may change over time. In particular, the selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided us with information regarding its ownership. Any changed or new information given to us by the selling securityholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Except as described above under “Risk Factors,” “Prospectus Summary—Orogen Transaction,” or in the footnotes in the beneficial ownership table below, the selling securityholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned and Offered Hereby	Percentage of Shares of Common Stock Beneficially Owned and Offered Hereby(1)		Common Stock Owned Upon Completion of this Offering(2)
Orogen Echo LLC(3)	310,394	*	%	—

*	Less than 1%

(1)	The percentage reflects 33,205,469 shares of common stock outstanding as of February 22, 2022.
(2)

We do not know when or in what amounts the selling securityholder may offer the securities for sale. The selling securityholder may decide not to sell any or all of the securities offered by this prospectus. Because the selling securityholder may offer all or some of the securities pursuant to this offering, we cannot estimate the number of securities that will be held by the selling securityholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholder.

(3)

Orogen Echo LLC (“OE”) directly owns the reported securities. Vikram S. Pandit serves as an independent member, and Chairman, of the Board of Directors of EXL, and is the Chairman and Chief Executive Officer of OE. Orogen Holdings LLC and Atairos-Orogen Holdings, LLC are the sole members with joint investment control of The Orogen Group LLC (“Orogen”), which is the sole member of OE. Mr. Pandit has majority voting control of Orogen Holdings LLC. Atairos Group, Inc. (“Atairos”) is the sole voting shareholder of Atairos-Orogen Holdings, LLC. Michael Angelakis is the Chairman and Chief Executive Officer of Atairos and controls a majority of the voting power of Atairos Partners GP, Inc., which is the general partner of Atairos Partners L.P., the sole voting shareholder of Atairos.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and of certain provisions of our amended and restated certificate of incorporation (as amended and supplemented, “certificate of incorporation”) and fifth amended and restated by-laws (as amended and supplemented, “by-laws”) and certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our certificate of incorporation and our by-laws and the General Corporation Law of the State of Delaware (the “DGCL”). Our certificate of incorporation and by-laws are filed herewith and incorporated herein by reference. References in this section to the “Company,” “we,” “us” and “our” refer to ExlService Holdings, Inc. and not to any of its subsidiaries.

Our authorized capital stock consists of 100,000,000 shares of common stock and 15,000,000 of preferred stock, of which 33,205,469 shares of common stock and no shares of preferred stock are outstanding (excluding unvested restricted shares and shares to be issued upon exercise of outstanding options), as of February 22, 2022.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights. Further, holders of the common stock do not have cumulative voting rights, which means that the holders of a majority of the shares of common stock cast in the election of a director in an uncontested election (as defined in our by-laws) can elect each director then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized, without shareholder approval, to issue up to 15,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock following the consummation of this offering.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

Certain of the provisions of our certificate of incorporation and by-laws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors’ Liability; Indemnification of Directors and Officers

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Our directors are elected each year by our stockholders at our annual meeting of stockholders, and serve for a term of one year, expiring at the next succeeding annual meeting of stockholders, or until such director’s successor has been duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. Our stockholders may only remove directors for cause and with the vote of at least 66 2⁄3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

Amendment of the Certificate of Incorporation and By-Laws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2⁄3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, is required to amend the following provisions of our certificate of incorporation:

•

the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and the provisions relating to the removal of directors;

•	the provisions requiring a 66 2⁄3% stockholder vote for the amendment of certain provisions of our articles of incorporation and for the adoption, amendment or repeal of our by-laws;

•	the provisions relating to the restrictions on stockholder actions by written consent; and

•	the provisions relating to the calling of meetings of stockholders.

In addition, the board of directors is permitted to alter our by-laws without obtaining stockholder approval and the affirmative vote of holders of at least 66 2⁄3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required for any amendment to our by-laws by the stockholders.

Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding capital stock entitled to vote generally in the election of directors) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EXLS.”

PLAN OF DISTRIBUTION

The selling securityholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock (the “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution designated by the selling securityholder.

The selling securityholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholder may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. The selling securityholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholder in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder and/or the purchasers of the Securities for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•

through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholder may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell securities short and redeliver securities to close out such short positions. The selling securityholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholder. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Securities. In effecting sales, broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. If the selling securityholder is an “underwriter” under the Securities Act, it must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities of the Company in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

We and the selling securityholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholder or its affiliates in the ordinary course of business.

The selling securityholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock by Non-U.S. Holders (as defined below), as of the date of this prospectus. This summary does not purport to be a comprehensive description of all the potential tax considerations that may be relevant to a holder’s decision to purchase our common stock, including any tax consequences that arise from rules of general application to all taxpayers or certain classes of taxpayers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (including proposed Treasury regulations) promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, or subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership or disposition of our common stock.

This summary assumes that our common stock will be held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to Non-U.S. Holders in light of their particular circumstances, does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences. In addition, this discussion does not address all tax considerations that may be applicable to a Non-U.S. Holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

tax consequences to persons holding our common stock as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	tax consequences to partnerships or other pass-through entities (and their partners, members or owners);

•	tax consequences to a holder who is a “controlled foreign corporation,” “passive foreign investment company,” “qualified foreign pension fund” or “U.S. expatriate;”

•	alternative minimum tax consequences, if any;

•	any Medicare net investment income tax consequences; or

•	tax consequences to any Non-U.S. Holder that owns, or is deemed to own, more than 5% of our common stock.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common stock.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States or any political subdivision thereof;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Distributions

Distributions of cash or property, if any, made on our common stock to a Non-U.S. Holder of our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Special certifications and requirements may apply to a Non-U.S. Holder that is an intermediary or that owns stock through an intermediary. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of our common stock and will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and thereafter will be treated as capital gain. See “—Gain on Sale or Other Taxable Disposition” below.

Gain on Sale or Other Taxable Disposition

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter), a “United States real property holding corporation.” We believe that we are not currently, and we do not anticipate becoming, a “United States real property holding corporation.” Even if we are treated as a “U.S. real property holding corporation,” such treatment will not cause gain realized by a Non-U.S. Holder on a sale or other taxable disposition of our common stock to be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the sale or other taxable disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market.

Information Reporting and Backup Withholding

Generally, distributions in respect of our common stock to a Non-U.S. Holder, and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of the proceeds of the sale or other disposition of our common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary, or (ii) the payee otherwise establishes an exemption; and generally will not be subject to backup withholding. Payments of the proceeds of a sale or other disposition of our common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding at a 30% rate on certain types of “withholdable payments” (including interest paid on debt instruments and dividends paid on stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign entities that hold our common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA, and such IGAs may alter one or more of the FATCA information reporting rules. Non-U.S. Holders should consult their tax advisors regarding the potential application and impact of these requirements based on their particular circumstances. Particularly, Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR PROSPECTIVE INVESTORS’ INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina.

EXPERTS

The financial statements of ExlService Holdings, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of ExlService Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the offering of securities by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. We file annual, quarterly and current reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We also maintain a website at http://www.exlservice.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus or any other report we file with or furnish to the SEC. We make available, free of charge, on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our website also includes announcements of investor conferences and events, information on our business strategies and results, corporate governance information, and other news and announcements that investors might find useful or interesting.

We are also subject to the information and periodic reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements, and other information with the SEC to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are as follows:

(a)	the 2021 Form 10-K; and

(b)

the description of the Company’s common stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of such filings that are “furnished” under applicable SEC rules, rather than “filed”) after the date of this prospectus but before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022, phone number: (212) 277-7100.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate, subject to future contingencies of the expenses to be incurred by EXL in connection with the sale and distribution of the securities being registered:

SEC registration fee	$3,282.28
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Miscellaneous fees and expenses	*

Total	$3,282.28

*	Estimated expenses are not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s amended and restated certificate of incorporation, as amended, and fifth amended and restated by-laws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Company refers to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Company shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by the board of directors.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The Company’s amended and restated certificate of incorporation limits the personal liability of its directors to the fullest extent permitted by section 102 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company maintains directors’ and officers’ liability insurance for its officers and directors.

ITEM 16. EXHIBITS

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended Restated Certificate of Incorporation	8-K	1-33089	3.1	October 25, 2006

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	DEF 14-A	1-33089	Annex A	April 26, 2019

3.3	Fifth Amended and Restated By-laws	8-K	1-33089	3.2	June 19, 2019

4.1	Registration Rights Agreement	8-K	1-33089	4.1	October 25, 2006

5.1	Opinion of McGuireWoods LLP regarding legality of the securities being registered hereby					X

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP					X

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1 to this Registration Statement on Form S-3)					X

24.1	Power of Attorney (included on signature page)					X

107	Filing Fee Table					X

ITEM 17. UNDERTAKINGS.

The undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

ExlService Holdings, Inc.

By:	/s/ Maurizio Nicolelli
Name: Maurizio Nicolelli
Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Rohit Kapoor, Maurizio Nicolelli and Ajay Ayyappan, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with power to act without any other and with full and several power of substitution, for him or her and in his or her name, place and stead, to sign, in his or her capacity or capacities as shown below, any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully for all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Rohit Kapoor Rohit Kapoor	February 28, 2022	Chief Executive Officer, Vice Chairman and Director (Principal Executive Officer)

/s/ Maurizio Nicolelli Maurizio Nicolelli	February 28, 2022	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Vikram S. Pandit Vikram S. Pandit	February 28, 2022	Chairman of the Board

/s/ Anne E. Minto Anne E. Minto	February 28, 2022	Director

/s/ Som Mittal Som Mittal	February 28, 2022	Director

/s/ Clyde W. Ostler Clyde W. Ostler	February 28, 2022	Director

/s/ Kristy Pipes Kristy Pipes	February 28, 2022	Director

/s/ Nitin Sahney Nitin Sahney	February 28, 2022	Director

/s/ Garen K. Staglin Garen K. Staglin	February 28, 2022	Director

/s/ Jaynie M. Studenmund Jaynie M. Studenmund	February 28, 2022	Director